UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

LANTRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 15, 2025, Lantronix, Inc., a Delaware corporation (the “Company”), together with its subsidiaries Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd., Transition Networks, Inc., and Uplogix, Inc. (collectively, the “Borrowers”) entered into a Fourth Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Bank”). The Loan Agreement provides the Company with a revolving credit facility of up to $15,000,000, subject to customary borrowing base limitations. The revolving credit facility will be used to refinance the Borrowers’ outstanding obligations owing to the Bank under that certain Third Amended and Restated Loan and Security Agreement, dated August 2, 2021, by and among the Borrowers and the Bank (as amended, the Prior Loan Agreement”), to pay related fees and expenses, and for working capital and general corporate purposes. The revolving credit facility is scheduled to mature on August 1, 2028. Borrowings under the revolving credit facility will bear interest on the outstanding principal equal to the greater of (i) 5.0% and (ii) the Prime Rate (as defined in the Loan Agreement) plus a margin of 0.0% to 0.5%, with the applicable margin depending on the Company’s Liquidity (as defined in the Loan Agreement).

In addition, the Borrowers are obligated to pay customary fees for facilities of this type and size. The Loan Agreement requires the Borrowers, on a consolidated basis, to comply with a minimum liquidity test. The Loan Agreement also includes customary representations and warranties and affirmative and negative covenants, including covenants that limit or restrict the Borrowers’ and their subsidiaries’ ability to incur liens or indebtedness, dispose of assets, make investments, make restricted payments, merge or consolidate, and enter into hedging arrangements.

The Loan Agreement includes customary events of default, including, among other things, non-payment defaults, covenant defaults, bankruptcy and insolvency defaults, and material judgment defaults. If any event of default under the Loan Agreement occurs (subject, in certain instances, to specified grace or cure periods), the principal, interest and any other monetary obligations on all the then outstanding amounts may become due and payable immediately.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated August 15, 2025, by and between Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd., Transition Networks, Inc., and Uplogix, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Brent Stringham
Brent Stringham Chief Financial Officer

Date: August 21, 2025

3